Exhibit 10.1

FORBEARANCE AND FOURTH MODIFICATION AND RELEASE
THIS FORBEARANCE AND FOURTH MODIFICATION AND RELEASE (“Agreement”) is dated as of this 19th day of March, 2014 (“Effective Date”), by and among RAINMAKER SYSTEMS, INC., a Delaware corporation (“Borrower”), on the one hand, and COMERICA BANK, a Texas banking association (“Lender”), on the other hand, with reference to the following facts:
W I T N E S S E T H:
A.    Lender has heretofore extended a (i) term loan (“Term Loan”) and (ii) revolving line of credit (“Revolving Line”) to Borrower, evidenced by, among other things, that certain Loan and Security Agreement dated June 14, 2012, executed by Borrower and Lender, as supplemented by that certain Prime Reference Rate Addendum dated June 14, 2012 (the “Interest Rate Addendum”), and which has been amended by a Forbearance Agreement and Amendment to Loan and Security Agreement dated April 15, 2013, a Second Amendment to Loan and Security Agreement dated September 25, 2013, and by a Third Amendment to Loan and Security Agreement dated October 29, 2013 (“Third Amendment”) (as so amended, and together with any amendment thereto and/or modification thereof, “Loan Agreement”).
B.    Pursuant to the Loan Agreement, Borrower granted to Lender a security interest in all of Borrower’s personal property and the proceeds thereof, more particularly described therein (“Collateral”) to secure payment and performance under the Loan Documents (as hereinafter defined). In connection therewith, Lender filed a UCC-1 Financing Statement with the Delaware Department of State on June 14, 2012, as Filing No. 2012 2308098 (“Original UCC-1”).
C.    Pursuant to the terms of the Third Amendment, Borrower granted to Lender a security interest in certain Intellectual Property Collateral, as more particularly described in said Third Amendment and in the Intellectual Property Security Agreement dated as of October 29, 2013 (the “IP Collateral”). In connection with the Third Amendment, Lender filed a UCC Amendment, amending the Original UCC-1, with the Delaware Secretary of State on October 30, 2013, as Filing No. 2013 4251386 (as so amended, the “UCC-1”).
D.    On or about October 25, 2013, Lender and Agility Capital II, LLC (“Subordinator”) entered into that certain Subordination Agreement in connection with their respective credit facilities extended to Borrower (“Subordination Agreement”).
E.    The Loan Agreement, UCC-1, and all other documents executed or delivered in connection therewith (including, without limitation, the Subordination Agreement), and all modifications, extensions, and substitutions thereof are hereafter called the “Loan Documents.” All terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.
F.    Borrower has defaulted in its obligations to Lender under the Loan Documents, by among other things, failing to pay off the Revolving Line in full on the maturity date of December 14, 2013 and Borrower has advised Lender that (x) it believes it will not be able to furnish an unqualified audited financial statement for the fiscal year ending December 31, 2013, as required under Section 6.2(ii) of the Loan Agreement, and (y) it is in default with respect to the indebtedness owing by Borrower to Agility Capital and that such default constitutes an Event of Default under Section 8.7 of the Loan Agreement (collectively, the “Exiting Default”).
G.    Lender, at its option, has the right to immediately commence the exercise and enforcement of its rights and remedies under the Loan Documents. Notwithstanding the foregoing, Borrower has requested that Lender forbear until May 1, 2014, from enforcing the terms of the Loan Documents in order to provide Borrower time to repay the outstanding obligations of Borrower to Lender, in full, under the Loan Documents. Lender is willing to do so, subject to the terms and conditions of this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
AGREEMENT
1.Recitals. The Recitals are incorporated herein by this reference as are all exhibits. Borrower agrees and acknowledges that the factual information recited above is true and correct.
2.    Borrower Acknowledgment as to Obligations.
a.    Borrower acknowledges and confirms that as of March 11, 2014, (i) the total principal amount owing to Lender on the Term Loan is $1,500,000.00, plus accrued and unpaid interest thereon in the amount of $1,833.34, and (ii) the total principal amount outstanding on the Revolving Line is $997,653.77, plus accrued and unpaid interest thereon in the amount of $3,178.11, plus other fees and costs (including attorneys’ fees) incurred by Lender in connection with the Revolving Line and the Term Loan (collectively, the “Loan Balance”).
b.    Borrower acknowledges that the total obligations and indebtedness of Borrower to Lender under the Loan Documents are immediately due and payable in full, and in consideration of the financial accommodations set forth herein, Borrower specifically, expressly and forever waives any and all offsets or defenses to the total indebtedness of Borrower to Lender under the Loan Documents, and Borrower expressly specifically and forever waives any and all claim or claims against Lender and, therefore, Borrower specifically, expressly and forever waives any and all rights or theories on which to invoke or obtain legal or equitable relief, whether injunctive relief or otherwise, in order to abate, postpone or terminate enforcement by Lender of repayment of the obligations of Borrower under the Loan Documents, and specifically and forever waives and relinquishes any such right to legal or equitable relief to cause any such abatement, postponement or termination of enforcement proceedings.
3.    Reaffirmation of Obligations. This Agreement is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower to Lender as evidenced by the Loan Agreement and the other Loan Documents. Therefore, Borrower represents, warrants, acknowledges and agrees that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.
4.    Forbearance.
a.    Borrower hereby requests that Lender forbear from (i) proceeding to foreclose on its security interests, and (ii) otherwise exercising any or all of its rights and remedies in law or equity, in order to allow Borrower time to repay the obligations of Borrower to Lender under the Revolving Line and the Loan Documents. Lender is willing to forbear until May 1, 2014 (“Forbearance Period”), if and only if
(1)    Such forbearance is without waiver of any term, covenant, or condition to be performed or satisfied by Borrower to the Loan Documents, except for the Existing Default;
(2)    Borrower makes full, timely, and punctual performance of each of the matters hereinafter set forth and does not do or fails to do anything that would constitute a breach of this Agreement, the documents and instruments executed in connection with this Agreement, or a further breach of the Loan Documents; and
(3)    All conditions precedent provided for herein are first satisfied.
b.    Borrower acknowledges and agrees that but for Lender entering into this Agreement with Borrower, Lender would diligently pursue all of its rights and remedies under the Loan Documents, at law and in equity, against Borrower.
c.    If an Event of Default (as defined in Section 16 herein) occurs under any term, condition, or performance of this Agreement, Lender may declare the entire amount of the Loan Balance less any amount paid pursuant to this Agreement to be immediately due and payable, plus accrued and unpaid interest and default fees thereon with such interest calculated as of the date of this Agreement.
d.    The obligations of Borrower to Lender shall continue to be secured by, without limitation, the Collateral and the IP Collateral.
e.    Borrower hereby acknowledges, confirms and agrees that upon the expiration of the Forbearance Period, Lender may declare the amount of the then outstanding and unpaid Loan Balance will be immediately due and payable in full, together with any accrued and unpaid interest thereon, and any and all unpaid fees, costs and/or unreimbursed expenses incurred by Lender in connection with the Loan under the Loan Documents.
5.    [****] Transaction. Borrower covenants and agrees to close the [****] Transaction (defined below) by April 1, 2014, and further agrees and acknowledges that in the event the [****] Transaction does not close by April 1, 2014, such failure to close shall constitute an Event of Default hereunder and under the Loan Documents. As used herein, “[****] Transaction” means an agreement between Borrower and [****] Corporation, a Delaware corporation (‘ [****]”), with respect to extended terms on accounts payable in the estimated amount of $12,000,000.00; provided, however, (i) that such obligations owing to [****] and the security interest(s) granted to [****] by Borrower in connection therewith shall be fully subordinated to the obligations of Borrower owing to Lender and Subordinator and (ii) the subordination agreement between [****] and Lender shall be in form and substance satisfactory to Lender, and approved by Lender prior to execution thereof.
6.    Repayment Terms. During the Forbearance Period, Borrower shall continue to make any and all payments due under the Loan Agreement, including, without limitation, any regularly scheduled payments of principal and interest due under the Revolving Line and the Term Loan.
7.    Modification of Loan Documents.
a.    The Loan Agreement is hereby modified by extending the Revolving Maturity Date from December 14, 2013 to May 1, 2014.
b.    The Loan Agreement is hereby further modified by deleting the Minimum Cash Requirement set forth in Section 6.7 (a) of the Loan Agreement.
c.    The aggregate amount of all Advances outstanding under the Revolving Line shall not exceed One Million Dollars ($1,000,000.00) at any one time.
d.    The Letter of Credit Sublimit under the Revolving Line is hereby eliminated, and no new Letters of Credit will be issued by Lender.
e.    The Credit Card Services sublimit under the Revolving Line is hereby reduced from a maximum amount of $100,000.00 to $30,000.00, and the settlement date thereof is hereby modified from monthly to daily.
f.    Payments made to Subordinator may continue so long as there are no Events of Default under the Loan Documents, other than those expressly described herein.
8.    Modification of Interest Rate Addendum.
a.    Effective March 1, 2014, Section 1. a. (i) of the Interest Rate Addendum is hereby amended by substituting “two and one-quarter percent (2.25%) per annum” in lieu of “one and one-half percent (1.50%) per annum” appearing therein.
b.    Effective March 1, 2014, Section 1. a. (ii) of the Interest Rate Addendum is hereby amended by substituting “one and one-half percent (1.50%) per annum” in lieu of “two and one-quarter percent (2.25%) per annum” appearing therein.
9.    Additional Borrower Covenants.
a.    Intentionally deleted.
b.    Prior to May 1, 2014, Borrower shall have received new equity in an aggregate amount of not less than $5,000,000.00, which may be in the form of subordinated debt, which shall be in form and substance satisfactory to Lender.
c.    Prior to the end of the Forbearance Period, Borrower shall pay to Lender from its own funds, a non-refundable forbearance fee in the amount of Ten Thousand and no/Dollars ($10,000.00), which is fully earned upon receipt.
d.    Borrower hereby consents to the termination of the inter-account funds transfer arrangement known as the “Zero Balance Account”, which termination shall be effective on the date of this Agreement.
e.    Within three (3) Business Days of March 19, 2014 and April 11, 2014, Borrower shall furnish to Lender a Borrowing Base Certificate in accordance with Section 6.2 (a) of the Loan Agreement.
10.    Conditions Precedent. The effectiveness of this Agreement shall be expressly conditioned upon the following having occurred or Lender having received by no later than March 19, 2014, or such later date as Lender may consent to in writing, in its sole and absolute discretion, all of the following, in form satisfactory to Lender and its counsel, and suitable for filing or recording, as the case may be, as required:
a.    An original counterpart of this Agreement, fully executed by Borrower;
b.    Borrower shall have executed and delivered to Lender that certain Corporate Resolution to Borrow and to Grant a Security Interest, in form and content acceptable to Lender in its sole and absolute discretion;
c.    Borrower shall have executed and delivered to Lender an Assignment of Deposit Account granting to Lender a security interest in a deposit account to secure the obligations under the Term Loan and that certain Irrevocable Standby Letter of Credit issued on July 18, 2012 and expiring on March 2, 2016 in favor of Legacy III Campbell, LLC in the original face amount not to exceed US $100,000.00 and as the same may be modified, extended or renewed, which account shall have a minimum balance at all times of not less than $1,562,000.00;
d.    Reimbursement to Lender by Borrower for the fees and costs, including without limitation, attorneys’ fees, incurred by Lender in the negotiation and preparation of this Agreement;
e.    Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may request, in its sole opinion and judgment, in connection with this Agreement.
The documents and instruments referenced in Sections 10.a, 10.b, 10.c and 10.e, above, are hereinafter referred to individually and collectively as the “Additional Loan Documents.”
11.    Effective Date of Agreement. This Agreement and the amendments provided for herein shall be effective as of the date of this Agreement, subject to the timely and complete satisfaction of each and all of the conditions precedent set forth in Section 10, above, of this Agreement. Notwithstanding anything in this Agreement to the contrary, Borrower acknowledges and agrees that the Loan is all due and payable on the New Maturity Date, subject to acceleration as provided in the Loan Documents, and that Lender has not agreed, expressly or impliedly, to any further extensions of the maturity date of the Loan beyond the New Maturity Date.
12.    Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Lender and covenants and agrees with Lender as follows:
a.    Borrower has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Borrower and the consummation by Borrower of the transactions contemplated hereby has been duly authorized by all necessary action by or on behalf of Borrower. This Agreement and the Additional Loan Documents are legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.
b.    Neither the execution and delivery of this Agreement by Borrower, nor the consummation by Borrower of the transactions contemplated hereby, conflicts with or constitutes a violation or a default under any law applicable to Borrower, or any contract, commitment, agreement, arrangement or restriction of any kind to which Borrower is a party, by which Borrower is bound or to which any of Borrower’s property or assets is subject.
c.    There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower in relation to its obligations to Lender or involving the validity and enforceability of this Agreement, or any of the other Loan Document or Additional Loan Documents, as applicable, or the priority of any liens given by Borrower to Lender in accordance with the Loan Agreement and other Loan Documents, at law or in equity, or before or by any governmental agency, or which could have a material adverse effect on the financial condition, operations, properties, assets, liabilities or earnings of Borrower, or the ability of Borrower to perform its obligations to Lender.
d.    Borrower hereby reaffirms and confirms that the representations and warranties of Borrower contained in the Loan Documents are true, correct and complete in all material respects as of the date of this Agreement.
e.    Borrower is in full and complete compliance with the terms, covenants, provisions and conditions of the Loan Agreement and the other Loan Documents to which it is a party.
f.    All covenants, representations and warranties of Borrower herein are incorporated by reference and hereby made a part of the Loan Documents, as applicable.
g.    This Agreement and the releases contained herein are intended to be final and binding among the parties hereto, and Lender may expressly rely on the finality of this Agreement as a substantial, material factor inducing that party’s execution of this Agreement.
h.    Except as acknowledged by Borrower, no event has occurred or is continuing that constitutes a default of this Agreement or a further default under the Loan Documents or that would constitute a default but for the requirement that notice be given or time elapse, or both.
i.    Lender’s security interest in all of the collateral and any other security for the obligations evidenced by the Loan Documents and Additional Loan Documents are valid, perfected and are not subject to avoidance, elimination or reduction in any manner whatsoever; and
j.    The representations, warranties and agreements set forth herein shall be cumulative and in addition to any and all other representations, warranties and agreements which Borrower gives or causes to be given to Lender, either now or hereafter.
13.    Incorporation. The terms, conditions and provisions of this Agreement are hereby incorporated in the Loan Agreement and other Loan Documents and shall have the same force and effect as if originally incorporated therein.
14.    Reservation of Rights. Except as provided in this Agreement, Lender specifically reserves all of its rights, interests and remedies at law and in equity, or otherwise, with respect to, in connection with or relating to the Loan Documents, Additional Loan Documents and any other agreements, instruments, facts or matters relating to any of the foregoing. This reservation of rights is not intended and shall not be construed as exclusive.
15.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and its successors and assigns, except that Borrower may not assign its rights hereunder or any interest therein without the prior written consent of Lender.
16.    Events of Default. In addition to any further default under the Loan Documents, each of the following shall be deemed an Event of Default hereunder:
a.    Failure of Borrower to pay when due any payment required to be made by it pursuant to this Agreement or the Additional Loan Documents;
b.    Default by Borrower in the performance of any term, condition, covenant, or agreement contained in this Agreement;
c.    Default by Borrower in the performance of any term, condition, covenant or agreement contained in any of the Loan Documents (except as otherwise modified by this Agreement) or any of the Additional Loan Documents;
d.    Any representation or warranty made by Borrower hereunder or under the Loan Documents or under the Additional Loan Documents or any other documents and instruments executed in connection with this Agreement, shall prove to be at any time incorrect in any respect;
e.    Failure of Borrower to provide Lender with any reports, information, financial statements, documents or instruments required under this Agreement, the Loan Documents or the Additional Loan Documents;
f.    The filing of any lawsuit or other legal action by Borrower, challenging: (i) the existence or priority of Lender’s security interests in any of the collateral for the Loans; or (ii) the enforceability or validity of this Agreement, the Additional Loan Documents or the Loan Documents; or
g.    If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct any material part of its business affairs.
17.    Remedies on Default.
a.    If an Event of Default occurs, then, at the option of Lender, in the sole and absolute discretion, opinion and judgment of Lender, the entire unpaid obligations and indebtedness of Borrower to Lender in the amount of the Loan Balance, including all accrued interest unpaid thereon, and all other amounts payable thereunder, shall be immediately due and payable, without presentment, demand, protest or notice of any kind whatsoever, all of which are expressly waived by Borrower. Lender may immediately enforce payment of all obligations and indebtedness of Borrower to Lender and exercise all remedies granted to Lender under the Loan Documents, this Agreement, the Additional Loan Documents and/or as otherwise available to Lender, at law or in equity.
b.    The rights and remedies of Lender hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind by Lender of any breach or default hereunder, or waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.
18.    General Release of Lender.
a.    Except for the obligations of Lender under this Agreement, Borrower (for purposes of this Section 18 only) on behalf of itself, and its respective successors and assigns, does hereby forever relieve, release, acquit and discharge Lender and its predecessors, successors and assigns, and their respective past and present attorneys, accountants, insurers, representatives, affiliates, partners, subsidiaries, officers, employees, directors, and shareholders, and each of them (collectively, the “Released Parties”), from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of action, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed, which Borrower now owns or holds or has at any time heretofore owned or held or may at any time hereafter own or hold against the Released Parties, or any of them, by reason of any acts, facts, transactions or any circumstances whatsoever occurring or existing through the date of this Agreement, including, but not limited to, those based upon, arising out of, appertaining to, or in connection with the Recitals above, the Loan, the facts pertaining to this Agreement any collateral heretofore granted to Lender or granted in connection herewith, or to any other obligations of Borrower to Lender, or the lending arrangements between Lender and Borrower.
b.    As to the matters released herein, Borrower expressly waives any and all rights under Section 1542 of the Civil Code of the State of California, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
c.    Borrower expressly waives and releases any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California, and any similar law of any state, territory, commonwealth or possession of the United States, or the United States, to the full extent that they may waive all such rights and benefits pertaining to the matters released herein. In connection with such waiver and relinquishment, Borrower acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true. Nevertheless, it is the intention of Borrower through this Agreement, to fully, finally and forever release all such matters, and all claims relative thereto, which do now exist, may exist, or heretofore have existed. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto.
d.    In entering into the release provided for in this Agreement, Borrower recognizes that no facts or representations are ever absolutely certain; accordingly, it assumes the risk of any mistake, and if it should subsequently discover that any understanding of the facts or of the law was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any mistake of fact or law.
e.    Borrower is the sole and lawful owner of all right, title and interest in and to every claim and other matter which it purports to release herein, and it has not heretofore assigned or transferred, or purported to assign or transfer to any person or any entity claims or other matters herein released. Borrower shall indemnify, defend and hold Lender and each of the other Released Parties, and each of them, harmless from and against any claims, liabilities, actions, causes of action, demands, injuries, costs, and expenses (including, but not limited to, attorneys’ fees), based upon or arising in connection with any such prior assignment or transfer, or any such purported assignment or transfer, or any claims or other matters released herein.
19.    Revival of Obligation.
a.    Borrower acknowledges and agrees that in the event that the payment of money, this Agreement, or the grant of collateral should for any reason subsequently be declared to be “fraudulent” within the meaning of any state, federal or foreign law relating to fraudulent conveyances, preferential or otherwise voidable or recoverable, in whole or in part, for any reason, under the United States Bankruptcy Code or any other federal, foreign or state law (collectively referred to herein as “Voidable Transfer”), and Lender is required to pay or restore any such Voidable Transfer, or any portion thereof, then as to that which is repaid or restored pursuant to any such Voidable Transfer (including all costs, expenses and attorneys’ fees of Lender related thereto, including, without limitation, relief from stay or similar proceedings), the liability of Borrower shall automatically be revived, reinstated and restored to the extent thereof, and shall exist as though such Voidable Transfer had never been made to Lender.
b.    Nothing set forth herein is an admission that such Voidable Transfer has occurred. Borrower expressly acknowledges that Lender may rely upon advice of counsel, and if so advised by counsel, may, in the exercise of Lender’s sole opinion and judgment, settle, without defending, any action to void any alleged Voidable Transfer, and that upon such settlement, Borrower shall again be liable for any deficiency resulting from such settlement as provided in this Agreement.
c.    Intentionally deleted.
20.    Further Acknowledgment.
a.    Borrower acknowledges and agrees that but for Lender entering into this Agreement with Borrower, Lender would have diligently pursued all of its rights and remedies under the Loan Documents, at law and in equity, against Borrower.
b.    Except to enforce the terms of this Agreement, Borrower shall not take any action and shall not fail to take any action which such action or omission will or might tend to interfere with, delay, enjoin or otherwise prohibit the commencement, continuation or completion of efforts by Lender to enforce its remedies under the Loan Documents or applicable law, including without limitation the remedies of judicial or non-judicial foreclosure of real or personal property collateral.
21.    No Joint Venture, Management and Control. Notwithstanding any provision of this Agreement and/or of the Loan Documents:
a.    Lender is not and shall not be construed to be a partner, joint venture, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or any other person;
b.    Lender shall not be deemed responsible to perform or participate in any acts, omissions, or decisions of Borrower; and
c.    Borrower does not have any claims, causes of action or defenses to its obligations to Lender based on any allegations of management or control exercised by Lender. Borrower acknowledges and agrees that Lender does not manage or control it in any way.
22.    Miscellaneous.
a.    Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement
b.    This Agreement may be executed in one or more counterparts but all of the counterparts shall constitute one agreement; provided, however, this Agreement shall not be effective and enforceable unless and until it is executed by all parties hereto.
c.    This Agreement and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.
d.    This Agreement is not a novation, nor, except as expressly provided in this Agreement, is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents. Nothing contained in this Agreement shall be deemed to constitute a waiver by Lender of any required performance by Borrower, of any default heretofore or hereafter occurring under or in connection with the other Loan Documents. In the event there is a conflict in any term, condition or provision of this Agreement, on the one hand, and the Loan Agreement or any of the other Loan Documents, on the other hand, the terms, conditions and provisions of this Agreement are to control.
e.    Borrower hereby further represents and warrants as follows:
(1)    Borrower has received, or has had the opportunity to receive, independent legal advice from attorneys of its choice with respect to the advisability of executing this Agreement and prior to the execution of this Agreement by Borrower, Borrower’s attorney(s) reviewed this Agreement and discussed this Agreement with it and have made all desired changes;
(2)    Except as expressly stated in this Agreement, neither Lender nor any other person or entity has made any statement or representation to Borrower regarding facts relied upon by it;
(3)    Borrower does not rely upon any statement, representation or promise of Lender or any other person or entity in executing this Agreement except as expressly stated in this Agreement;
(4)    The terms of this Agreement are contractual and not a mere recital;
(5)    This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by Borrower; and
(6)    This Agreement and the releases contained herein are intended to be final and binding against Borrower, and Borrower acknowledges that Lender is expressly relying on the finality of this Agreement as a substantial, material factor inducing Lender’s execution of this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

BORROWER:
RAINMAKER SYSTEMS, INC.,
a Delaware corporation

By:     /s/ Bradford Peppard
Name:     Bradford Peppard
Its:     Chief Financial Officer

LENDER:
COMERICA BANK,
a Texas banking association

By:     /s/ David Ferree
Name:     David Ferree
Its:     Vice President

[****] =	Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.